Exhibit 23.1

Deloitte & Touche LLP 50 South Sixth Street Suite 2800 Minneapolis, MN 55402-1538 USA Tel: +1 612 397 4000 Fax: +1 612 397 4450 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-164109 on Form S-1 of our report dated November 30, 2010, relating to the consolidated financial statements of Pioneer Financial Services, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Minneapolis, MN
December 21, 2010

Member of Deloitte Touche Tohmatsu Limited